Exhibit 99.1

May 2, 2006                         MEDIA CONTACT:         Pete Sheffield
                                    Phone:                 980/373-4503
                                    24-Hour:               704/382-8333

                                    ANALYST CONTACT:       Julie Dill
                                    Phone:                 980/373-4332

                 Duke Energy Reports First Quarter 2006 Results

      o Ongoing diluted earnings per share (EPS) of 48 cents versus 43 cents in prior year's quarter; reported diluted earnings per share of 37 cents versus 88 cents in previous year's quarter

      o Improved results at Franchised Electric, Natural Gas Transmission and International Energy

      o On track for annual employee incentive target of $1.90 per ongoing diluted share

      o Cinergy Corp. - results not included in Duke Energy earnings - posts ongoing diluted EPS of 62 cents versus 60 cents in prior year's quarter; first quarter 2006 reported diluted EPS of 39 cents versus 60 cents in previous year's quarter

CHARLOTTE, N.C. - Duke Energy today posted ongoing diluted earnings per share
(EPS) for first quarter 2006, which excludes special items and discontinued operations (with the exception of Crescent Resources), of 48 cents, versus 43 cents in first quarter 2005.

The company reported first quarter 2006 diluted EPS of 37 cents, or $358 million in net income, compared to 88 cents per diluted share in first quarter 2005, or $868 million in net income. Revenues for first quarter 2006 were $3.2 billion, compared to $5.3 billion in the previous year. The lower revenues were driven by the deconsolidation of Duke Energy Field Services (DEFS) following the transfer of a 19.7 percent interest in DEFS from Duke Energy to ConocoPhillips.

Also today, Cinergy Corp., which operated separately from Duke Energy in first quarter, posted first quarter 2006 ongoing earnings of 62 cents per diluted share, absent discontinued operations and special items, consistent with Duke Energy's definition, compared to 60 cents from the previous year's quarter. Reported diluted earnings for first quarter 2006 were 39 cents, compared to 60 cents from first quarter 2005.

Duke Energy and Cinergy completed their merger on April 3, 2006, and will report combined results going forward. However, for first quarter 2006, results are not combined; and going forward, Cinergy's first quarter results will not be included in Duke Energy's 2006 earnings.

"Despite near record mild winter weather, our electric and gas operations delivered solid performances this quarter," said James E. Rogers, president and chief executive officer of Duke Energy.

"As we combine the Duke Energy and Cinergy businesses beginning in second quarter, we're comfortable we will be able to achieve our 2006 employee incentive target of $1.90 per share," added Rogers. That target should track ongoing diluted earnings per share. "Our combined portfolio of businesses provides us an outstanding platform to deliver positive results to our shareholders."

Special items impacting Duke Energy's diluted EPS for the quarter include:

--------------------------------------------------------------------------------------------------------------
                                                                                           1Q2006       1Q2005
                                                                  Pre-Tax       Tax           EPS          EPS
(In millions, except per share amounts)                            Amount    Effect        Impact       Impact
--------------------------------------------------------------------------------------------------------------
First quarter 2006
--------------------------------------------------------------------------------------------------------------
o   DEGT gain on contract settlement                                  $24       ($8)        $0.01           --
--------------------------------------------------------------------------------------------------------------
o   Duke Energy portion of gain on DEFS asset sale                     14        (5)         0.01           --
--------------------------------------------------------------------------------------------------------------
o   Merger costs to achieve                                            (5)         2           --           --
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
First quarter 2005
--------------------------------------------------------------------------------------------------------------
o   Gain on sale of TEPPCO GP, net of minority interest of
    $343 million                                                     $791      ($293)          --        $0.51
--------------------------------------------------------------------------------------------------------------
o   Gain on sale of TEPPCO L.P. units                                  97        (36)          --         0.06
--------------------------------------------------------------------------------------------------------------
o   Loss on de-designation of Field Services' hedges as a
    result of the announced transaction with ConocoPhillips          (118)        44           --        (0.07)
--------------------------------------------------------------------------------------------------------------
o   Mark-to-market losses on de-designated 2005 Field
    Services' hedges                                                  (54)        19           --        (0.04)
--------------------------------------------------------------------------------------------------------------
o   Mutual insurance liability adjustment                             (28)        10           --        (0.02)
--------------------------------------------------------------------------------------------------------------
Total diluted EPS impact                                                                    $0.02        $0.44
--------------------------------------------------------------------------------------------------------------

Reconciliation of reported to ongoing diluted EPS for the quarter:

--------------------------------------------------------------------------------------------------------------
                                                                                            1Q2006     1Q2005
                                                                                               EPS        EPS
--------------------------------------------------------------------------------------------------------------
Diluted EPS from continuing operations, as reported                                          $0.50      $0.87
--------------------------------------------------------------------------------------------------------------
Diluted EPS from discontinued operations, as reported                                       ($0.13)     $0.01
--------------------------------------------------------------------------------------------------------------
Diluted EPS, as reported                                                                     $0.37      $0.88
--------------------------------------------------------------------------------------------------------------
Adjustments to reported EPS:
o  Diluted EPS from discontinued operations excluding Crescent Resources,
   and cumulative effect of change in accounting principle                                   $0.13     ($0.01)
o  Diluted EPS impact of special items                                                      ($0.02)    ($0.44)
--------------------------------------------------------------------------------------------------------------
Diluted EPS, ongoing                                                                         $0.48      $0.43
--------------------------------------------------------------------------------------------------------------

BUSINESS UNIT RESULTS

Franchised Electric

First quarter 2006 segment EBIT for Franchised Electric was $359 million, compared to $336 million in the prior year's quarter. The increase was driven primarily by improved bulk power marketing results, customer growth and lower regulatory amortization. This increase in segment EBIT was partially offset by mild winter weather - with January 2006 being the second warmest on record in North Carolina and South Carolina. Regional growth continued to add to Franchised Electric's total customer base, with 41,000 customers - about 2 percent - being added during the past year.

Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported first quarter 2006 segment EBIT of $438 million, compared to $411 million in first quarter 2005. The increase was primarily due to $24 million received from the settlement of a customer's transportation contracts.

Absent the special item noted above, ongoing EBIT for first quarter 2006 was $414 million, compared to $411 million in the previous year's quarter. Business expansion, natural gas processing and the impact of a strengthening Canadian currency were offset by higher operating costs, lower margins at Union Gas due to record warm weather and lower equity earnings related to interest expense.

The favorable Canadian currency impacts on DEGT's EBIT were partially offset in Duke Energy's consolidated net income by currency impacts on Canadian interest and taxes.

Field Services

The Field Services business segment, which represents Duke Energy's 50 percent interest in Duke Energy Field Services (DEFS), reported first quarter 2006 equity earnings of $144 million, compared to $919 million of segment EBIT from continuing operations in first quarter 2005.

The previous year's EBIT included $770 million in special items concerning the gain on the sale of the TEPPCO GP and the TEPPCO L.P. units and the loss on the 2005 de-designated hedges. In the current quarter, Field Services recognized equity earnings of $14 million related to its share of a DEFS sale of natural gas gathering and processing assets in southeast Texas and Louisiana.

Absent the special items noted above, Field Services reported ongoing equity earnings for first quarter 2006 of $130 million, compared to ongoing segment EBIT of $149 million in the previous year's quarter.

Ongoing results were driven by Duke Energy's reduced ownership interest in DEFS, plus higher operating costs - primarily repairs and maintenance. These were partially offset by strong commodity prices and gas marketing results.

During the quarter, DEFS paid tax distributions of about $93 million to Duke Energy.

International Energy

For first quarter 2006, Duke Energy International (DEI) reported segment EBIT from continuing operations of $87 million, compared to $68 million in first quarter 2005. The positive results were driven by improved prices and volumes in the Latin America operations, favorable currency impacts - mainly in Brazil - and increased margins at National Methanol.

During the quarter, DEI closed on two transactions which increased its ownership in the Aguaytia Integrated Energy Project in Peru to 64.9 percent.

Crescent Resources

Crescent Resources reported first quarter 2006 segment EBIT from continuing operations of $42 million, compared to $52 million in the previous year's quarter. The key driver was lower legacy land sales in first quarter 2006, compared to last year's first quarter.

Other

Other primarily includes the cost of corporate governance, Duke Energy's captive insurance company, Bison Insurance Co. Limited, de-designated hedges resulting from the decision in 2005 to transfer a 19.7 percent interest in DEFS to ConocoPhillips, and Duke Energy North America's (DENA) continuing operations. Other reported an EBIT loss of $85 million in first quarter 2006, compared to a loss of $202 million in first quarter 2005.

Other's first quarter 2005 EBIT included a $54 million EBIT loss on the de-designated 2005 hedges at DEFS and a $28 million liability adjustment at Bison. In the current quarter, Other's EBIT included approximately $5 million in merger-related costs. Absent the special items, ongoing first quarter 2006 EBIT loss for Other was $80 million, compared to an ongoing loss of $120 million in the previous year's quarter.

The improved results were driven largely by lower losses from mark-to-market movement in the de-designated hedges and lower losses associated with DENA's continuing operations. For the quarter, DENA's continuing operations posted a loss of $23 million in EBIT, compared to a $33 million EBIT loss in first quarter 2005.

Discontinued Operations

In first quarter 2006, Discontinued Operations had a loss of $128 million, compared to a first quarter 2005 gain of $8 million. The results were driven by the losses on certain contract terminations at DENA and a charge associated with DEI's sale of its European operations to Norsk Hydro.

INTEREST EXPENSE

Interest expense was $250 million for first quarter 2006, compared to $290 million for first quarter 2005. The decrease was driven largely by the transfer of a 19.7 percent interest in DEFS from Duke Energy to ConocoPhillips, resulting in the deconsolidation of this investment by Duke Energy.

INCOME TAX

First quarter 2006 income tax expenses from continuing operations were $258 million, compared to $451 million in first quarter 2005. The decrease was driven primarily by higher pre-tax earnings in 2005 resulting from the gains on the sales of TEPPCO GP and TEPPCO L.P.

LIQUIDITY AND CAPITAL RESOURCES

Duke Energy's consolidated capital structure at the end of first quarter 2006, including short-term debt, was 48 percent debt, 50 percent common equity and 2 percent minority interests. The company had approximately $817 million in cash, cash equivalents and short-term investments as of March 31, 2006.

CINERGY CORP.

For first quarter 2006, Cinergy Corp. posted ongoing earnings of 62 cents per diluted share, absent discontinued operations and special items, consistent with Duke Energy's definition, compared to 60 cents from first quarter 2005. Reported diluted earnings for first quarter 2006 were 39 cents per share, compared to 60 cents from the previous year's quarter.

Ongoing earnings were helped by revenue increases related to the Ohio rate stabilization plan and other base rate increases, as well as optimization and trading and marketing. This was partially offset by milder weather, fewer tax credits at the company's synfuel facilities and higher operating and maintenance expenses in the regulated business unit.

Mark-to-market movements for optimization and trading and marketing are included in ongoing earnings - consistent with Duke Energy's historical practice. Previously, Cinergy had excluded mark-to-market movements associated with gas, fuel and power contracts that hedge gas storage and generation assets from adjusted earnings (see accompanying supplemental information).

ADDITIONAL INFORMATION

Additional information about EPS reconciliation data can be obtained at Duke Energy's first quarter 2006 earnings information Web site at:
www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment's operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy's management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The amount presented as ongoing earnings for Cinergy Corporation represents reported diluted EPS adjusted for special items as defined by Duke Energy. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company's ongoing performance across periods. In 2006, ongoing diluted EPS will be used as the basis for employee incentive bonuses. The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Field Services) and Other EBIT as a measure of historical and anticipated future segment performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they may represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment's or Other's ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of forecasted ongoing segment and Other EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Prior to the merger, Cinergy's management used adjusted earnings, which is a non-GAAP financial measure as it represents reported earnings, adjusted for items not related to Cinergy's ongoing, underlying business or which distort comparability of results, as a measure to evaluate operations of the company. Cinergy's management used adjusted earnings internally for analysis of performance and for reporting results to its board of directors, and considered this measure to provide a meaningful representation of Cinergy's fundamental earnings power.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site www.duke-energy.com/investors/ or by dialing 800/500-0311 in the United States or 719/457-2698 outside the United States. The confirmation code is 2982824. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, May 11, 2006, by dialing 888/203-1112 with a confirmation code of 2982824. The international replay number is 719/457-0820, confirmation code 2982824. A replay and transcript also will be available by accessing the investors' section of the company's Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at:www.duke-energy.com/investors/publications/gaap/.

Forward-looking statement

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy's control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy's service territories; additional competition in electric or gas markets and continued industry consolidation; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes, ice storms, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy's credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy's defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy's transactions; the amount of collateral required to be posted from time to time in Duke Energy's transactions; growth in opportunities for Duke Energy's business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

                                       ###

                                   MARCH 2006
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                                                                   Three Months Ended
                                                                                         March 31,
                                                                             ------------------------------
(In millions, except per share amounts and where noted)                        2006                  2005
-----------------------------------------------------------------------------------------------------------
COMMON STOCK DATA
  Earnings Per Share  (from continuing operations)
     Basic                                                                   $   0.53              $   0.90
     Diluted                                                                 $   0.50              $   0.87
  (Loss) Earnings Per Share (from discontinued operations)
     Basic                                                                   $  (0.14)             $   0.01
     Diluted                                                                 $  (0.13)             $   0.01
  Earnings Per Share
     Basic                                                                   $   0.39              $   0.91
     Diluted                                                                 $   0.37              $   0.88
  Dividends Per Share                                                        $   0.31              $  0.275
  Weighted-Average Shares Outstanding
     Basic                                                                        928                   954
     Diluted                                                                      963                   990
-----------------------------------------------------------------------------------------------------------
INCOME
Operating Revenues                                                           $  3,201              $  5,328
                                                                             ========              ========
Total Reportable Segment EBIT                                                   1,070                 1,786
Other EBIT                                                                        (85)                 (202)
Interest Expense                                                                  250                   290
Interest Income and Other (a)                                                      (9)                  (17)
Income Tax Expense from Continuing Operations                                     258                   451
 (Loss) Income from Discontinued Operations                                      (128)                    8
                                                                             --------              --------
Net Income                                                                        358                   868
Dividends and Premiums on Redemption of Preferred and Preference Stock             --                     2
                                                                             --------              --------
Earnings Available for Common Stockholders                                   $    358              $    866
                                                                             ========              ========
-----------------------------------------------------------------------------------------------------------
CAPITALIZATION
    Common Equity                                                                  50%                   45%
    Preferred Stock                                                                 0%                    0%
                                                                             --------              --------
  Total Common Equity and Preferred Securities                                     50%                   45%

  Minority Interests                                                                2%                    5%
  Total Debt                                                                       48%                   50%

-----------------------------------------------------------------------------------------------------------
Total Debt                                                                   $ 16,172              $ 18,590
Book Value Per Share                                                         $  17.87              $  17.76
Actual Shares Outstanding                                                         927                   928
-----------------------------------------------------------------------------------------------------------
CAPITAL AND INVESTMENT EXPENDITURES
  Franchised Electric                                                        $    340              $    305
  Natural Gas Transmission                                                        125                   100
  Field Services                                                                   --                    45
  Duke Energy North America                                                        71                     3
  International Energy                                                             25                     4
  Crescent (b)                                                                    263                   140
  Other                                                                            10                     2
                                                                             --------              --------
Total Capital and Investment Expenditures                                    $    834              $    599
                                                                             ========              ========
-----------------------------------------------------------------------------------------------------------
EBIT BY BUSINESS SEGMENT
  Franchised Electric                                                        $    359              $    336
  Natural Gas Transmission                                                        438                   411
  Field Services                                                                  144                   919
  International Energy                                                             87                    68
  Crescent                                                                         42                    52
                                                                             --------              --------
Total reportable segment EBIT                                                   1,070                 1,786
  Other EBIT                                                                      (85)                 (202)
  Interest expense                                                               (250)                 (290)
  Interest Income and Other (a)                                                     9                    17
                                                                             --------              --------
Consolidated earnings from continuing operations before income taxes         $    744              $  1,311
                                                                             ========              ========
-----------------------------------------------------------------------------------------------------------

(a) Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

(b) Amounts include capital expenditures for residential real estate included in operating cash flows of $115 million and $91 million for the three months ended March 31, 2006 and 2005, respectively.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

                                   MARCH 2006
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                                                                     Three Months Ended
                                                                                           March 31,
                                                                               -----------------------------
(In millions, except where noted)                                                2006                 2005
------------------------------------------------------------------------------------------------------------
FRANCHISED ELECTRIC
  Operating Revenues                                                           $  1,292             $  1,265
  Operating Expenses                                                                938                  931
  Gains on Sales of Other Assets, net                                                --                    1
  Other Income, net of expenses                                                       5                    1
                                                                               --------             --------
  EBIT                                                                         $    359             $    336
                                                                               --------             --------

  Sales, GWh                                                                     20,580               21,163

------------------------------------------------------------------------------------------------------------
NATURAL GAS TRANSMISSION
  Operating Revenues                                                           $  1,474             $  1,191
  Operating Expenses                                                              1,068                  789
  Gains on Sales of Other Assets, net                                                29                    2
  Other Income, net of expenses                                                      12                   16
  Minority Interest Expense                                                           9                    9
                                                                               --------             --------
  EBIT                                                                         $    438             $    411
                                                                               --------             --------

  Proportional ThrougHPut, TBtu                                                     963                1,056

------------------------------------------------------------------------------------------------------------
FIELD SERVICES (a)
  Operating Revenues                                                           $     --             $  2,658
  Operating Expenses                                                                  2                2,573
  Gains on Sales of Other Assets, net                                                --                    2
  Equity in Earnings of Unconsolidated Affiliates (b)                               146                   --
  Other Income, net of expenses                                                      --                1,251
  Minority Interest Expense                                                          --                  419
                                                                               --------             --------
  EBIT                                                                         $    144             $    919
                                                                               --------             --------

  Natural Gas Gathered and Processed/Transported, TBtu/day (c)                      6.9                  6.7
  Natural Gas Liquids Production, MBbl/d (c)                                        357                  360
  Average Natural Gas Price per MMBtu                                          $   8.98             $   6.27
  Average Natural Gas Liquids Price per Gallon                                 $   0.89             $   0.73

------------------------------------------------------------------------------------------------------------
INTERNATIONAL ENERGY
  Operating Revenues                                                           $    231             $    168
  Operating Expenses                                                                157                  119
  Other Income, net of expenses                                                      20                   21
  Minority Interest Expense                                                           7                    2
                                                                               --------             --------
  EBIT                                                                         $     87             $     68
                                                                               --------             --------

  Sales, GWh                                                                      4,998                4,535
  Proportional MW Capacity in Operation                                           3,988                4,139

------------------------------------------------------------------------------------------------------------
CRESCENT (a)
  Operating Revenues                                                           $     71             $     64
  Operating Expenses                                                                 61                   51
  Gains on Sales of Investments in Commercial and Multi-Family Real Estate           26                   42
  Other Income, net of expenses                                                       8                   --
  Minority Interest Expense                                                           2                    3
                                                                               --------             --------
  EBIT                                                                         $     42             $     52
                                                                               --------             --------

------------------------------------------------------------------------------------------------------------
OTHER (d)
  Operating Revenues                                                           $    162             $     47
  Operating Expenses                                                                241                  256
  Gains on Sales of Other Assets, net                                                 5                    3
  Other (Expense) Income, net                                                       (15)                   3
  Minority Interest Benefit                                                          (4)                  (1)
                                                                               --------             --------
  EBIT                                                                         $    (85)            $   (202)
                                                                               --------             --------

  Actual Plant Production, GWh (DENA Continuing Operations)                      16,438
  Proportional MW Capacity in Operation (DENA Continuing Operations)              3,600

------------------------------------------------------------------------------------------------------------

(a) Certain prior year amounts have been reclassified due to discontinued operations and segment asset transfers.

(b)   Represents the 50% interest in Duke Energy Field Services LLC

(c)   Represents 100% of joint venture volumes.

(d) Segment EBIT balances for DENA's continuing operations are included in Other.

Note: See GAAP reconciliation associated with the 2006 first quarter Earnings Release on the Investor Relations Web site at http://www.duke-energy.com/ investors/publications/gaap/.

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (In millions, except per-share amounts)

                                                                                    Three Months Ended
                                                                                         March 31,
                                                                                ---------------------------
                                                                                   2006              2005
                                                                                ---------         ---------
Operating Revenues                                                              $   3,201         $   5,328
Operating Expenses                                                                  2,438             4,662
Gains on Sales of Investments in Commercial and Multi-Family Real Estate               26                42
Gains on Sales of Other Assets and other, net                                          33                 9
                                                                                ---------         ---------
Operating Income                                                                      822               717
                                                                                ---------         ---------

Other Income and Expenses                                                             187             1,304
Interest Expense                                                                      250               290
Minority Interest Expense                                                              15               420
                                                                                ---------         ---------

Earnings From Continuing Operations Before Income Taxes                               744             1,311
Income Tax Expense from Continuing Operations                                         258               451
                                                                                ---------         ---------
Income From Continuing Operations                                                     486               860

(Loss) Income From Discontinued Operations, net of tax                               (128)                8
                                                                                ---------         ---------

Net Income                                                                            358               868

Dividends and Premiums on Redemption of Preferred and Preference Stock                 --                 2
                                                                                ---------         ---------

Earnings Available For Common Stockholders                                      $     358         $     866
                                                                                =========         =========

Common Stock Data
    Weighted-average shares outstanding
         Basic                                                                        928               954
         Diluted                                                                      963               990
    Earnings per share (from continuing operations)
         Basic                                                                  $    0.53         $    0.90
         Diluted                                                                $    0.50         $    0.87
    (Loss) Earnings per share (from discontinued operations)
         Basic                                                                  $   (0.14)        $    0.01
         Diluted                                                                $   (0.13)        $    0.01
    Earnings per share
         Basic                                                                  $    0.39         $    0.91
         Diluted                                                                $    0.37         $    0.88
    Dividends per share                                                         $    0.31         $    0.28

                             DUKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In millions)

                                                               March 31,         December 31,
                                                                  2006               2005
                                                               ---------         ------------
ASSETS

Current Assets                                                 $   5,210          $   7,957
Investments and Other Assets                                      14,226             15,033
Net Property, Plant and Equipment                                 29,459             29,200
Regulatory Assets and Deferred Debits                              2,522              2,533
                                                               ---------          ---------

     Total Assets                                              $  51,417          $  54,723
                                                               =========          =========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY

Current Liabilities                                            $   6,102          $   8,418
Long-term Debt                                                    14,601             14,547
Deferred Credits and Other Liabilities                            13,435             14,570
Minority Interests                                                   727                749
Common Stockholders' Equity                                       16,552             16,439
                                                               ---------          ---------

     Total Liabilities and Common Stockholders' Equity         $  51,417          $  54,723
                                                               =========          =========

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (In millions)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                 --------------------------
                                                                                    2006             2005
                                                                                 ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                   $     358        $     868
    Adjustments to reconcile net income to net cash provided by
         operating activities:                                                         356              (32)
                                                                                 ---------        ---------
               Net cash provided by operating activities                               714              836
                                                                                 ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
               Net cash (used in) provided by investing activities                    (121)             912
                                                                                 ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
               Net cash used in financing activities                                  (319)          (1,320)
                                                                                 ---------        ---------

    Changes in cash and cash equivalents included in assets held for sale               --               (1)
                                                                                 ---------        ---------

    Net increase in cash and cash equivalents                                          274              427
    Cash and cash equivalents at beginning of period                                   511              533
                                                                                 ---------        ---------
    Cash and cash equivalents at end of period                                   $     785        $     960
                                                                                 =========        =========

                             Duke Energy Corporation
                              Quarterly Highlights
                  Supplemental Franchised Electric Information
                                 March 31, 2006

                                                            Quarter and Year To Date Ended
                                                                        March 31,
                                                      ---------------------------------------------
                                                                                              %
                                                          2006            2005           Inc.(Dec.)
                                                      ----------       ----------       ----------
GWH Sales
    Residential                                            6,612            6,924             (4.5%)
    General Service                                        5,816            5,887             (1.2%)

    Industrial - Textile                                   1,388            1,575            (11.9%)
    Industrial - Other                                     4,349            4,370             (0.5%)
                                                      ----------       ----------       ----------
      Total Industrial                                     5,737            5,945             (3.5%)

    Other Energy Sales                                        67               67               --
    Regular Resale                                           357              343              4.1%

                                                      ----------       ----------       ----------
        Total Regular Sales Billed                        18,589           19,166             (3.0%)

    Special Sales (A)                                      1,917            2,191            (12.5%)

                                                      ----------       ----------       ----------
          Total Electric Sales                            20,506           21,357             (4.0%)

    Unbilled Revenue                                        (280)            (545)            48.6%

                                                      ----------       ----------       ----------
      Total Duke Power Electric Sales                     20,226           20,812             (2.8%)

    Nantahala Electric Sales                                 354              351              0.9%

                                                      ----------       ----------       ----------
      Total DP Consolidated Electric Sales                20,580           21,163             (2.8%)
                                                      ==========       ==========       ==========

Average Number of Customers
    Residential                                        1,863,159        1,829,808              1.8%
    General Service                                      314,426          308,116              2.0%

    Industrial - Textile                                     769              816             (5.8%)
    Industrial - Other                                     6,645            6,679             (0.5%)
                                                      ----------       ----------       ----------

      Total Industrial                                     7,414            7,495             (1.1%)

    Other Energy Sales                                    12,990           13,177             (1.4%)
    Regular Resale                                            15               15               --
                                                      ----------       ----------       ----------

      Total Regular Sales                              2,198,004        2,158,611              1.8%

    Special Sales (A)                                         27               38            (28.9%)
                                                      ----------       ----------       ----------

    Total Duke Power Electric Sales                    2,198,031        2,158,649              1.8%

    Nantahala Electric Sales                              69,171           67,607              2.3%
                                                      ----------       ----------       ----------

    Total DP Average Number of Customers               2,267,202        2,226,256              1.8%
                                                      ==========       ==========       ==========

    (A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
    Actual
    Heating Degree Days                                    1,552            1,713             (9.4%)
    Cooling Degree Days                                        6               --            100.0%

    Variance from Normal
    Heating Degree Days                                     (8.1%)            0.6%             n/a
    Cooling Degree Days                                     50.0%           (90.3%)            n/a

                             DUKE ENERGY CORPORATION
                   ONGOING TO REPORTED EARNINGS RECONCILIATION
                             March 2005 Year-to-date
                              (Dollars in Millions)

                                                                                     Special Items (Note 1)
                                                                 ----------------------------------------------------------------
                                                                                                                  MTM change on
                                                                   Mutual           Gains       Field Services    de-designated
                                                                 insurance         on sales          hedge        Field Services
                                                    Ongoing      liability        of equity     de-designation,  hedges for 2005,
                                                   Earnings      adjustment      investments          net               net
                                                  ----------    ------------     -----------    ---------------  ----------------
----------------------------------------------
SEGMENT EARNINGS BEFORE INTEREST AND TAXES
  FROM CONTINUING OPERATIONS
----------------------------------------------

Franchised Electric                               $      336    $         --      $       --      $       --       $         --

Gas Transmission                                         411              --              --              --                 --

Field Services                                           149              --             888 A          (118) B              --

International Energy                                      68              --              --              --                 --

Crescent                                                  52              --              --              --                 --

                                                  ----------    ------------      ----------      ----------       ------------
 Total reportable segment EBIT                         1,016              --             888            (118)                --

Other                                                   (120)            (28) C           --              --                (54) D
                                                  ----------    ------------      ----------      ----------       ------------

 Total reportable segment EBIT and other EBIT     $      896    $        (28)     $      888      $     (118)      $        (54)
                                                  ==========    ============      ==========      ==========       ============
----------------------------------------------
EARNINGS FOR COMMON
----------------------------------------------

Total reportable segment EBIT and other EBIT      $      896    $        (28)     $      888      $     (118)      $        (54)
Interest Expense                                        (290)             --              --              --                 --
Interest Income and other                                 15              --              --              --                 --
Income taxes from Continuing Operations                 (195)             10            (329)             44                 19

Discontinued operations, net of taxes                     --              --              --              --                 --
                                                  ----------    ------------      ----------      ----------       ------------

Total Earnings for Common                         $      426    $        (18)     $      559      $      (74)      $        (35)
                                                  ==========    ============      ==========      ==========       ============
----------------------------------------------
EARNINGS PER SHARE, BASIC                         $     0.45    $      (0.02)     $     0.59      $    (0.08)      $      (0.04)
----------------------------------------------    ==========    ============      ==========      ==========       ============

----------------------------------------------
EARNINGS PER SHARE, DILUTED                       $     0.43    $      (0.02)     $     0.57      $    (0.07)      $      (0.04)
----------------------------------------------    ==========    ============      ==========      ==========       ============




                                                     Discontinued
                                                      Operations,
                                                       excluding
                                                        Crescent        Total          Reported
                                                       Resources     Adjustments       Earnings
                                                     ------------    -----------      ----------

----------------------------------------------
SEGMENT EARNINGS BEFORE INTEREST AND TAXES
  FROM CONTINUING OPERATIONS
----------------------------------------------

Franchised Electric                                  $         --     $       --      $      336

Gas Transmission                                               --             --             411

Field Services                                                 --            770             919

International Energy                                           --             --              68

Crescent                                                       --             --              52

                                                     ------------     ----------      ----------
 Total reportable segment EBIT                                 --            770           1,786

Other                                                          --            (82)           (202)
                                                     ------------     ----------      ----------

 Total reportable segment EBIT and other EBIT        $         --     $      688      $    1,584
                                                     ============     ==========      ==========

----------------------------------------------
EARNINGS FOR COMMON
----------------------------------------------

Total reportable segment EBIT and other EBIT         $         --     $      688      $    1,584
Interest Expense                                               --             --            (290)
Interest Income and other                                      --             --              15
Income taxes from Continuing Operations                        --           (256)           (451)

Discontinued operations, net of taxes                          8E              8               8
                                                     ------------     ----------      ----------

Total Earnings for Common                            $          8     $      440      $      866
                                                     ============     ==========      ==========

----------------------------------------------
EARNINGS PER SHARE, BASIC                            $       0.01     $     0.46      $     0.91
----------------------------------------------       ============     ==========      ==========

----------------------------------------------
EARNINGS PER SHARE, DILUTED                          $       0.01     $     0.45      $     0.88
----------------------------------------------       ============     ==========      ==========

Note 1 - Amounts for special items are entered net of minority interest

A - Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest.

B - De-designation of hedges due to proposed sell of 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $7 million of hedge settlements recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.

C - Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

D - Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.

E - Primarily DENA discontinued operations, net of tax.

Weighted Average Shares (reported and ongoing) - in millions

         Basic             954

         Diluted           990

                             DUKE ENERGY CORPORATION
                   ONGOING TO REPORTED EARNINGS RECONCILIATION
                             March 2006 Year-to-date
                             (Dollars in Millions)

                                                                                     Special Items (Note 1)
                                                                       -----------------------------------------------
                                                                                       Initial Gain
                                                                                      and Subsequent
                                                                                        Net Gain on         Gain on
                                                        Ongoing          Costs to         Contract          Sales of
                                                       Earnings           Achieve        Settlement          Assets
                                                     ------------      ------------   ---------------     ------------
------------------------------------------
SEGMENT EARNINGS BEFORE INTEREST AND TAXES
  FROM CONTINUING OPERATIONS
------------------------------------------
Franchised Electric                                  $        359                       $         --      $         --

Gas Transmission                                              414                --               24 B              --

Field Services                                                130                --               --                14 C

International Energy                                           87                --               --                --

Crescent                                                       42                --               --                --
                                                     ------------      ------------     ------------      ------------
    Total reportable segment EBIT                           1,032                --               24                14

Other                                                         (80)               (5) A            --                --
                                                     ------------      ------------     ------------      ------------

    Total reportable segment EBIT and other EBIT     $        952      $         (5)    $         24      $         14
                                                     ============      ============     ============      ============

------------------------------------------
EARNINGS FOR COMMON
------------------------------------------

Total reportable segment EBIT and other EBIT         $        952      $         (5)    $         24      $         14
Interest Expense                                             (250)               --               --                --
Interest Income and other                                       9                --               --                --
Income taxes from Continuing Operations                      (247)                2               (8)               (5)
Discontinued Operations, net of taxes                          --                --               --                --
                                                     ------------      ------------     ------------      ------------

Total Earnings for Common                            $        464      $         (3)    $         16      $          9
                                                     ============      ============     ============      ============

------------------------------------------
EARNINGS PER SHARE, BASIC                            $       0.50      $         --     $       0.02      $       0.01
------------------------------------------           ============      ============     ============      ============

------------------------------------------
EARNINGS PER SHARE, DILUTED                          $       0.48      $         --     $       0.01      $       0.01
------------------------------------------           ============      ============     ============      ============






                                                         Discontinued            Total            Reported
                                                          Operations          Adjustments         Earnings
                                                         ------------        ------------      ------------
------------------------------------------
SEGMENT EARNINGS BEFORE INTEREST AND TAXES
  FROM CONTINUING OPERATIONS
------------------------------------------
Franchised Electric                                      $         --        $         --      $        359

Gas Transmission                                                   --                  24               438

Field Services                                                     --                  14               144

International Energy                                               --                  --                87

Crescent                                                           --                  --                42
                                                         ------------        ------------      ------------
    Total reportable segment EBIT                                  --                  38             1,070

Other                                                              --                  (5)              (85)
                                                         ------------        ------------      ------------

    Total reportable segment EBIT and other EBIT         $         --        $         33      $        985
                                                         ============        ============      ============

------------------------------------------
EARNINGS FOR COMMON
------------------------------------------

Total reportable segment EBIT and other EBIT             $         --        $         33      $        985
Interest Expense                                                   --                  --              (250)
Interest Income and other                                          --                  --                 9
Income taxes from Continuing Operations                            --                 (11)             (258)
Discontinued Operations, net of taxes                            (128) D,E           (128)             (128)
                                                         ------------        ------------      ------------

Total Earnings for Common                                $       (128)       $       (106)     $        358
                                                         ============        ============      ============

------------------------------------------
EARNINGS PER SHARE, BASIC                                $      (0.14)       $      (0.11)             0.39
------------------------------------------               ============        ============      ============

------------------------------------------
EARNINGS PER SHARE, DILUTED                              $      (0.13)       $      (0.11)             0.37
------------------------------------------               ============        ============      ============

Note 1 - Amounts for special items are entered net of minority interest

A - Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

B - $23 million recorded in Gains on Sales of Other Assets, net and $1 million recorded in Other income and expenses, net on the Consolidated Statements of Operations.

C - Recorded in Equity in earnings of unconsolidated affiliates on the Consolidated Statements of Operations. Transaction related to sale of Brookeland, Masterscreek and Jasper assets.

D - Excludes Crescent discontinued operations.

E - Primarily DENA discontinued operations. Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

             Basic            928

             Diluted          963

CINERGY CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
--------------------------------------------------------------------------------

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                            ----------------------------
                                                                                2006             2005
                                                                            -----------      -----------
Operating Revenues
  Electric                                                                  $ 1,137,062      $   914,359
  Gas                                                                           355,556          313,096
  Other                                                                         155,920           98,656
                                                                            -----------      -----------
Total Operating Revenues                                                      1,648,538        1,326,111
                                                                            -----------      -----------

Operating Expenses
  Fuel, emission allowances, and purchased power                                425,896          300,619
  Gas purchased                                                                 232,006          208,600
  Costs of fuel resold                                                          146,298           85,762
  Operation and maintenance                                                     416,658          296,695
  Depreciation                                                                  163,758          151,449
  Taxes other than income taxes                                                  87,278           78,932
                                                                            -----------      -----------
Total Operating Expenses                                                      1,471,894        1,122,057
                                                                            -----------      -----------

Operating Income                                                                176,644          204,054
                                                                            -----------      -----------

  Equity in Earnings of Unconsolidated Subsidiaries                               4,095            4,836
  Miscellaneous Income - Net                                                     12,648            2,950
  Interest Expense                                                               84,894           64,003
  Preferred Dividend Requirements of Subsidiaries                                   277              858
                                                                            -----------      -----------

Income Before Taxes                                                             108,216          146,979

  Income Taxes                                                                   21,302           32,100
                                                                            -----------      -----------

Income Before Discontinued Operations and Cumulative Effect of a Change
in Accounting Principle                                                          86,914          114,879
  Discontinued operations, net of tax                                            (4,057)           2,477
  Cumulative effect of a change in accounting principle, net of tax              (3,493)              --
                                                                            -----------      -----------
Net Income                                                                  $    79,364      $   117,356
                                                                            ===========      ===========

Average Common Shares Outstanding - Basic                                       200,286          195,647

Earnings Per Common Share - Basic
  Income before discontinued operations and cumulative effect
  of a change in accounting principle                                       $      0.43      $      0.59
     Discontinued operations, net of tax                                          (0.02)            0.01
     Cumulative effect of a change in accounting principle, net of tax            (0.01)              --
                                                                            -----------      -----------
  Net Income                                                                $      0.40      $      0.60

Average Common Shares Outstanding - Diluted                                     201,161          196,712

Earnings Per Common Share - Diluted
  Income before discontinued operations and cumulative effect
  of a change in accounting principle                                       $      0.43      $      0.59
     Discontinued operations, net of tax                                          (0.02)            0.01
     Cumulative effect of a change in accounting principle, net of tax            (0.02)              --
                                                                            -----------      -----------
  Net Income                                                                $      0.39      $      0.60

Cash Dividends Declared Per Common Share                                    $      0.64      $      0.48

Note: Prior year data has been reclassified to conform with current year presentation.

CINERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)
--------------------------------------------------------------------------------

                                                                              March 31        December 31
                                                                                2006              2005
                                                                            ------------      ------------
ASSETS
Current Assets
     Cash and cash equivalents                                              $    147,557      $    146,056
     Receivables less accumulated provision for doubtful accounts
          of $7,351 at March 31, 2006, and $4,767 at December 31, 2005         1,163,713         1,659,411
     Fuel, emission allowances, and supplies                                     521,516           589,152
     Energy risk management current assets                                       595,292           991,252
     Prepayments and other                                                       410,443           408,975
                                                                            ------------      ------------
          Total current assets                                                 2,838,521         3,794,846
                                                                            ------------      ------------

Property, Plant, and Equipment - at Cost
     Property, plant, and equipment                                           16,249,269        15,990,864
     Accumulated depreciation                                                  5,563,590         5,477,782
                                                                            ------------      ------------
          Net property, plant, and equipment                                  10,685,679        10,513,082
                                                                            ------------      ------------

Other Assets
     Regulatory assets                                                         1,045,511         1,069,854
     Investments in unconsolidated subsidiaries                                  481,807           479,466
     Energy risk management non-current assets                                   302,904           306,959
     Notes receivable, non-current                                               165,191           171,325
     Goodwill and intangible assets                                              176,193           169,081
     Other                                                                       637,337           615,012
                                                                            ------------      ------------
          Total other assets                                                   2,808,943         2,811,697
                                                                            ------------      ------------

Assets of Discontinued Operations                                                 22,491            34,215

               Total Assets                                                 $ 16,355,634      $ 17,153,840
                                                                            ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
     Accounts payable                                                       $  1,347,350      $  1,879,528
     Accrued taxes                                                               156,688           219,469
     Accrued interest                                                             86,034            64,725
     Notes payable and other short-term obligations                            1,090,765           923,600
     Long-term debt due within one year                                          704,850           360,730
     Energy risk management current liabilities                                  464,358         1,010,585
     Other                                                                       158,093           185,221
                                                                            ------------      ------------
          Total current liabilities                                            4,008,138         4,643,858
                                                                            ------------      ------------

Non-current Liabilities
     Long-term debt                                                            4,285,611         4,459,695
     Deferred income taxes                                                     1,502,784         1,523,070
     Unamortized investment tax credits                                           88,677            90,852
     Accrued pension and other postretirement benefit costs                      719,347           729,221
     Regulatory liabilities                                                      565,481           546,047
     Energy risk management non-current liabilities                              330,061           338,514
     Other                                                                       244,287           184,569
                                                                            ------------      ------------
          Total non-current liabilities                                        7,736,248         7,871,968
                                                                            ------------      ------------

Liabilities of Discontinued Operations                                            25,727            28,876

          Total Liabilities                                                   11,770,113        12,544,702
                                                                            ------------      ------------

Cumulative Preferred Stock of Subsidiaries
     Not subject to mandatory redemption                                          11,258            31,743

Common Stock Equity
     Common stock - $0.01 par value; authorized shares - 600,000,000;
          issued shares - 200,653,988 at March 31, 2006 and 199,707,338 at December 31, 2005; outstanding shares - 200,507,375 at
          March 31, 2006 and 199,565,684 at December 31, 2005                      2,007             1,997
     Paid-in capital                                                           3,017,579         2,982,625
     Retained earnings                                                         1,673,739         1,721,716
     Treasury shares at cost - 146,613 at March 31, 2006,
          and 141,654 shares at December 31, 2005                                 (5,047)           (4,823)
     Accumulated other comprehensive loss                                       (114,015)         (124,120)
                                                                            ------------      ------------
          Total common stock equity                                            4,574,263         4,577,395
                                                                            ------------      ------------

               Total Liabilities and Shareholders' Equity                   $ 16,355,634      $ 17,153,840
                                                                            ============      ============

Note: Prior year data has been reclassified to conform with current year presentation.

CINERGY CORP.
RECONCILIATION OF GAAP NET INCOME TO ONGOING NET INCOME - 2006
(Unaudited)
(In thousands)
--------------------------------------------------------------------------------

====================================================================================      ==========
                                                                            Q1 $            Q1 EPS
====================================================================================      ==========
Regulated Businesses
====================================================================================      ==========
Net Income As Reported                                                    $   34,198      $     0.17
   Cumulative Effect of a Change in Accounting Principle                       2,385      $     0.01
Special Items:
   Merger and Severance Costs (net of tax effects of $15,055)                 25,122            0.13
------------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                        $   61,705      $     0.31
====================================================================================      ==========

====================================================================================      ==========
Commercial Businesses
====================================================================================      ==========
Net Income As Reported                                                    $   50,196      $     0.25
   Discontinued Operations                                                     4,057            0.02
   Cumulative Effect of a Change in Accounting Principle                       1,094            0.01
Special Items:
   Merger and Severance Costs (net of tax effects of $7,559)                  12,558            0.06
------------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                        $   67,905      $     0.34
====================================================================================      ==========

====================================================================================      ==========
Power Technology & Infrastructure Services
====================================================================================      ==========
Net Income As Reported                                                    $   (5,030)     $    (0.03)
   Cumulative Effect of a Change in Accounting Principle                          14              --
Special Items:
   Severance Costs (net of tax effects of $75)                                   113              --
------------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                        $   (4,903)     $    (0.03)
====================================================================================      ==========

====================================================================================      ==========
Cinergy Corp.
====================================================================================      ==========
Net Income As Reported                                                    $   79,364      $     0.39
   Discontinued Operations                                                     4,057            0.02
   Cumulative Effect of a Change in Accounting Principle                       3,493            0.02
Special Items (net of tax effects of $22,689)                                 37,793            0.19
------------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                        $  124,707      $     0.62
====================================================================================      ==========

CINERGY CORP.
RECONCILIATION OF GAAP NET INCOME TO ONGOING NET INCOME - 2005
(Unaudited)
(In thousands)
--------------------------------------------------------------------------------

================================================================================      ==========
                                                                         Q1 $            Q1 EPS
================================================================================      ==========
Regulated Businesses
================================================================================      ==========
Net Income As Reported                                                $   75,896      $     0.39
Special Items:
   Severance Costs (net of tax effects of $458)                              748            0.01
--------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                    $   76,644      $     0.40
================================================================================      ==========

================================================================================      ==========
Commercial Businesses
================================================================================      ==========
Net Income As Reported                                                $   45,192      $     0.23
   Discontinued Operations                                                (2,477)          (0.01)
Special Items:
   Severance Costs (net of tax effects of $283)                              463              --
--------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                    $   43,178      $     0.22
================================================================================      ==========

================================================================================      ==========
Power Technology & Infrastructure Services
================================================================================      ==========
Net Income As Reported                                                $   (3,732)     $    (0.02)
Special Items:
   Severance Costs (net of tax effects of $67)                               108              --
--------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                    $   (3,624)     $    (0.02)
================================================================================      ==========

================================================================================      ==========
Cinergy Corp.
================================================================================      ==========
Net Income As Reported                                                $  117,356      $     0.60
   Discontinued Operations                                                (2,477)          (0.01)
Special Items (net of tax effects of $808)                                 1,319            0.01
--------------------------------------------------------------------------------      ----------
Ongoing Net Income                                                    $  116,198      $     0.60
================================================================================      ==========

Certain Regulated Businesses and Commercial Businesses amounts have been restated to conform with current presentation.

CINERGY CORP.
BUSINESS SEGMENT SUMMARY INFORMATION
(Unaudited)
(In thousands, except per share amounts)
--------------------------------------------------------------------------------

                                                                                  Three Months Ended
                                                                                       March 31,
                                                                          --------------------------------
                                                                              2006                2005
                                                                          ------------        ------------
Regulated Businesses

      Net Income .....................................................    $     34,198        $     75,896

      Earnings Per Share - diluted ...................................    $       0.17        $       0.39

      Operational Statistics:
      Electric Retail MWh Sales and Transportation ...................      13,119,567          13,310,288
      Gas Retail Mcf Sales and Transportation ........................      32,797,621          38,537,137
      Electric Customers (End of Period) .............................       1,582,304           1,569,861
      Gas Customers (End of Period) ..................................         518,241             513,577

Commercial Businesses

      Net Income .....................................................    $     50,196        $     45,192

      Earnings Per Share - diluted ...................................    $       0.25        $       0.23

      Operational Statistics:
      Electricity Trading Volumes (MWhs) .............................      28,361,485          50,317,278
      Physical and Financial Gas Trading (Bcf/d) .....................            47.3                71.6

Power Technology & Infrastructure Services

      Net Income .....................................................    $     (5,030)       $     (3,732)

      Earnings Per Share - diluted ...................................    $      (0.03)       $      (0.02)

CINERGY CORP.
BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS
For the Quarter Ended March 31, 2006
(unaudited)
--------------------------------------------------------------------------------

Regulated Businesses

   Earnings Per Share - diluted - 2005 (Ongoing*) ......................                         $ 0.40

     Weather ...........................................................          (0.06)
     Price increases ...................................................           0.08
     Operation and maintenance .........................................          (0.08)
     Depreciation ......................................................          (0.01)
     Taxes other than income taxes .....................................          (0.02)
     Financing and dilution ............................................          (0.05)
     Generation asset transfer from Commercial .........................           0.03
     Other - net .......................................................           0.02
                                                                                 ------

   Earnings Per Share - diluted - 2006 (Ongoing*) ......................                         $ 0.31
                                                                                                 ======

Commercial Businesses

   Earnings Per Share - diluted - 2005 (Ongoing*) ......................                         $ 0.22

     Weather ...........................................................          (0.01)
     Price increases ...................................................           0.16
     Optimization activities ...........................................           0.16
     Power marketing, trading and origination ..........................          (0.11)
     Gas marketing, trading and origination ............................           0.09
     Synthetic fuel production .........................................          (0.09)
     Financing and dilution ............................................          (0.03)
     Generation asset transfer to Regulated ............................          (0.03)
     Other - net .......................................................          (0.02)
                                                                                 ------

   Earnings Per Share - diluted - 2006 (Ongoing*) ......................                         $ 0.34
                                                                                                 ======

Power Technology & Infrastructure Services

   Earnings Per Share - diluted - 2005 (Ongoing*) ......................                         ($0.02)

     Results of investments ............................................          (0.01)
                                                                                 ------

   Earnings Per Share - diluted - 2006 (Ongoing*) ......................                         ($0.03)
                                                                                                 ======

*See the 2005 and 2006 Cinergy Reconciliation of GAAP Net Income to Ongoing Net Income schedules for a reconciliation to the most comparable GAAP measure.

CINERGY CORP.
IMPACT TO CHANGE IN METHOD OF PRESENTING MARK-TO-MARKET EFFECT ON ASSET HEDGES (Unaudited)
--------------------------------------------------------------------------------

                     Ongoing EPS           MTM Effect                  Adjusted EPS
               Duke Energy Method (a)   on Asset Hedges       Cinergy Corp. 2005 Method (b)
               ----------------------   ---------------       -----------------------------
EPS - 2006              $ 0.62               $ (0.12)                    $  0.50

EPS - 2005              $ 0.60               $  0.11                     $  0.71
                        ------               -------                     -------

                        $ 0.02               $ (0.23)                    $ (0.21)
                        ======               =======                     =======

      (a)   method includes MTM results on asset hedges

      (b)   method excludes MTM results on asset hedges